UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported)
September 15, 2010

NORTHROP GRUMMAN CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	1-16411 (Commission File Number)	No. 95-4840775 (I.R.S. Employer Identification Number)
1840 Century Park East, Los Angeles, California 90067
www.northropgrumman.com
(Address of principal executive offices and internet site)
(310) 553-6262
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e)	Compensatory Arrangements of Certain Officers
The Independent Members of the Board of Directors of Northrop Grumman Corporation (the “Company”) approved certain terms of a relocation arrangement consistent with company policy for Wesley G. Bush, Chief Executive Officer and President, in connection with the relocation of the Company headquarters to Virginia. The terms are set forth in their entirety in a letter dated September 21, 2010, signed by Mr. Lewis W. Coleman, Chairman of the Board of the Company, and accepted by Mr. Bush. A copy of the letter is attached as Exhibit 10.1 to this Report.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits

Exhibit 10.1	Letter dated September 21, 2010, from Lewis W. Coleman, Chairman of the Board of the Company, regarding terms of the relocation arrangement for Wesley G. Bush, Chief Executive Officer and President of the Company, in connection with the relocation of the Company headquarters.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHROP GRUMMAN CORPORATION
(Registrant)
By:	/s/ Joseph F. Coyne, Jr.
Joseph F. Coyne, Jr.
Corporate Vice President, Deputy General Counsel and Secretary

Date: September 21, 2010

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
10.1
Letter dated September 21, 2010, from Lewis W. Coleman, Chairman of the Board of the Company, regarding terms of the relocation arrangement for Wesley G. Bush, Chief Executive Officer and President of the Company, in connection with the relocation of the Company headquarters.

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